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                                                                      Exhibit 21


                              LIST OF SUBSIDIARIES


         TechTeam Capital Group, L.L.C.
         TechTeam Cyntergy, L.L.C.
         Digital Support Corporation
         Intec, Inc.
         TechTeam Global NV/SA
         TechTeam Global Ltd
         TechTeam Global AB
         TechTeam Global GmbH
         S.C. TechTeam Global SRL
         TechTeam Asia Pacific (Private) Ltd.

















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